Exhibit 21

Form 10-K Item 15A (3) Exhibit 21

A. T. Cross Company

Subsidiaries, Branches and Divisions

A.T. Cross (Asia Pacific) Limited Hong Kong Branch Hong Kong Special Administrative Region of the People's Republic of China	A.T. Cross (Asia Pacific) Limited Singapore Branch Singapore
A.T. Cross (Asia Pacific) Limited Taiwan Branch Taipei, Taiwan, The Republic of China	A.T. Cross Company French Branch Paris, France
A.T. Cross Deutschland GmbH Mainz, Federal Republic of Germany	A.T. Cross (Hong Hong) Ltd. Hong Kong Special Administrative Region of the People's Republic of China
A.T. Cross Limited Ballinasloe, Republic of Ireland	A.T. Cross Limited Luton, Bedfordshire, England
A.T. Cross Shanghai Trading Company Limited Shanghai, The People's Republic of China	A.T. Cross Stationery (Dongguan) Company Limited Dong Guan City, The People's Republic of China
A.T.X. International, Inc. Lincoln, Rhode Island	Costa Del Mar Sunglasses, Inc. Daytona Beach, Florida
Cross Company of Japan, Ltd. Tokyo, Japan	Cross Retail Ventures, Inc. Lincoln, Rhode Island
Native Eyewear, Inc. Denver, Colorado

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